Exhibit 24.1

CIENA CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Ciena Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint Gary B. Smith, James E. Moylan, Jr. and David M. Rothenstein, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-4 (the “Registration Statement”) of the Corporation relating to $350,000,000 of the Corporation’s 3.75% Convertible Senior Notes Due 2018, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ Gary B. Smith	June 28, 2017
Gary B. Smith President, Chief Executive Officer and Director

/s/ James E. Moylan, Jr.	June 28, 2017
James E. Moylan, Jr. Senior Vice President, Finance and Chief Financial Officer

/s/ Andrew C. Petrik	June 28, 2017
Andrew C. Petrik Vice President and Controller

/s/ Patrick H. Nettles, Ph.D.	June 28, 2017
Patrick H. Nettles, Ph.D. Executive Chairman of the Board of Directors

/s/ Harvey B. Cash	June 28, 2017
Harvey B. Cash Director

/s/ Bruce L. Claflin	June 28, 2017
Bruce L. Claflin Director

/s/ Lawton W. Fitt	June 28, 2017
Lawton W. Fitt Director

/s/ Patrick T. Gallagher	June 28, 2017
Patrick T. Gallagher Director

/s/ T. Michael Nevens	June 28, 2017
T. Michael Nevens Director

/s/ Michael J. Rowny	June 28, 2017
Michael J. Rowny Director